UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2012

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Identification No.)		Incorporation)

587 Connecticut Ave., Norwalk, CT 06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 838-2741

Item 8.01. Other Events

mPhase Technologies, Inc. (the “Company”) announced today that it had reached separate agreements with John Fife and JMJ Financial (collectively, the “Holders”) to a standstill and restructuring of the convertible securities held by each of them. Under terms of each of the respective amendments, the Holders have agreed not to convert any additional principal of such convertible instruments into common stock and restructure such instruments to be repaid, in cash or common stock, a the option of the Company, over a 2 year period of time commencing in October of 2012.

The Company believes that by eliminating the potential “death spiral” with respect to a significant amount of debt outstanding, that the Company’s common stock will better reflect the Company’s intrinsic value and enable the Company to finance its operations on more advantageous terms in the future.

99.1	AMENDMENT TO CONVERTIBLE NOTES WITH JOHN FIFE

99.2	AMENDMENT TO CONVERTIBLE NOTES WITH JMJ FINANCIAL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES

By:	/s/ Martin S. Smiley
Martin S. Smiley
Executive Vice President,
Chief Financial Officer and
General Counsel

Date: June 5 2012